Exhibit 10.42

FIRST EXTENSION AND EXPANSION TO LEASE

THIS FIRST EXTENSION AND EXPANSION TO LEASE made as of this 21 day of November   , 2014, by and between CPP II LLC, a Delaware limited liability company, with an address at c/o Oestreicher Properties Inc., 160 Water Street, New York, New York 10038 ("Landlord"), and SOLIGENIX, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540 ("Tenant").

WHEREAS, Landlord is the owner of property located at 29 Emmons Drive, in the Township of West Windsor, County of Mercer and State of New Jersey ("Property"), known as Princeton Commerce Center; and

WHEREAS, by Lease dated the 7th day of February, 2012 ("Lease"), Landlord leased to Tenant and Tenant rented from Landlord, Suite C-10 ("Leased Premises"), at the Property, and

WHEREAS, Landlord and Tenant desire to amend the Lease as to Suite C-10 with regard to an extension of the term and expand the Lease to include Suite G-35.

NOW, THEREFORE, the parties hereto, for good and valuable consideration, receipt of which is hereby acknowledged, agree to amend the Lease as follows:

AMENDMENT TO TENANT'S LEASE REGARDING SUITE C-10

1. Defined Terms. Each capitalized term used herein and not otherwise defined shall have the meaning given to it in the Lease.

2. Lease Term. Subject to terms and conditions hereof, the Lease for the Leased Premises which is now set to expire on March 31, 2015, is extended, and such extension shall commence on April 1, 2015 and shall be for thirty-eight (38) months so as to terminate on May 31, 2018.

3. Leased Premises. The existing Leased Premises comprise 5,250 rentable square feet.

4. Rent. Monthly Base Rent for the period terminating March 31, 2015 for Suite C-10 shall be at the current rate paid by Tenant of $19.00 per square foot per annum. Notwithstanding anything to the contrary contained herein, commencing on April 1, 2015, through the termination of the extension period, the base rent shall increase to $20.25 per square foot per annum which equates to $106,312.50 yearly or $8,859.38 monthly.

There shall be no rental (either base or additional) due from Tenant for the months of April and May, 2015, except that Tenant shall be liable for its own utilities and janitorial services.

5. Condition of Leased Premises. Tenant accepts the condition of Suite C-10 “as is” and Landlord will not be required to perform any fit-up or tenant work with regard to Suite C-10.

6. Workletter Allowance. Landlord shall pay to Tenant, as an allowance for hard costs incurred by Tenant in updating Suite C-10, the sum of $2.00 per square foot or $10,500.00 (the minimum sum to be expended by Tenant for its updating) to be paid immediately upon completion of said updating and confirmation thereof by Landlord, which confirmation shall not be unreasonably withheld, conditioned or delayed and Landlord shall deliver said payment to Tenant in no event later than two (2) weeks following the completion of said updates.

7. Renewal Option. Tenant shall have one (1) option to renew its occupancy of the Total Premises, as hereinafter defined, the same being both Suites C-10 and G-35, under the same terms and conditions as exist pursuant to the Lease dated February 7, 2012 and as called for pursuant to this First Extension and Expansion to Lease dated _______, 2014. Said option shall be for a period of three (3) years provided Tenant gives written notice to Landlord of the exercise of said option no later than nine (9) months prior to the expiration of its then term. The option must cover the Total Premises and Tenant must not be in default either at the time of giving notice or on the date of commencement of the option period.

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In the event Tenant exercises its option it agrees to accept the Total Premises in its then "as is" condition without any further concessions or fit-up required of Landlord.

The rent to be paid by Tenant to Landlord during the option period shall be the fair market value of rental then being charged within the Princeton Commerce Center office park.

8. Balance of Lease Terms. All other terms and conditions of the Lease dated February 7, 2012 for Suite C-10, except where above modified, shall remain in full force and effect.

LEASE AMENDMENT WITH REGARD TO EXPANSION INTO SUITE G-35

9. New Leased Premises. Effective with the execution of this Lease Expansion, Tenant shall rent from Landlord and Landlord shall lease to Tenant, an additional 1,825 rentable square feet of space at the Property in Building G, Suite G-35 ("Additional Space").

10. Lease Term for Additional Space. Subject to terms and conditions hereof, the Lease for the Additional Space is anticipated to commence on or about December 1, 2014. The term of the Lease shall be for thirty-eight (38) full months and shall terminate the last day of the 38th full month from the date that Tenant is given possession of the Additional space.

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11. Base Rent. Effective as of the delivery date of the Additional Space, the Lease is hereby amended to provide that the Base Rent payable by Tenant for the Additional Space shall be:

Rental Periods

Months 1 and 2: Commencing with first full month, rent free, both as to base and additional rent.

			Per Annum	Per Month
Months 3 - 14:	$22.56	/SF	$41,172.00	$3,431.00
Months 15 - 26:	$23.12	/SF	$42,194.00	$3,516.16
Months 27 - 38:	$23.68	/SF	$43,216.00	$3,601.33

If the delivery of the Additional Space is not achieved on the first day of a month, then Tenant shall be liable for the payment of rent to Landlord, on a pro rata basis for that month, until the first day of the first month thereafter, at which time Tenant shall thereafter be liable, on an ongoing monthly basis, for the full monthly rental for the Additional Space.

12. Additional Rent. Tenant shall, in addition to the Base Rent as called for in ¶11 hereof, pay to Landlord all sums which are designated as Additional Rent as required pursuant to the Lease.

13. Rent for Total Premises. Provided that Tenant is in compliance with the terms of the Lease, the Lease shall be deemed to be modified as follows: Commencing with the Additional Space being delivered to Tenant, the Base Rent paid by Tenant shall be the sum of the Base Rent for the Leased Premises as well as the Base Rent for the Additional Space (the Leased Premises and the Additional Space combined shall be designated as the "Total Premises"), and which, when combined, shall be the Base Rent for the Total Premises. Tenant shall further be obligated under the lease to pay Tenant's proportionate share of Additional Rent for the Total Premises as provided in ¶2.02 and Article 3 of the Lease.

14. Condition of Additional Space and Landlord's Fit-Up Obligations. Tenant has examined the Additional Space and is satisfied that it meets its needs and therefore agrees to accept the same in "as is" condition with the exception of the following which the Landlord will either install or perform in or to Suite G-35 at Landlord's expense:

(i) install new carpeting as selected by Tenant from samples provided by Landlord as building standard carpet;

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(ii) paint throughout in a neutral color to be designated by Tenant;

(iii) install new VCT tile in the vestibule;

(iv) install new ceiling tiles throughout;\

(v) remove metal bars existing in the individual offices;

(vi) install new flat acrylic lenses on the light fixtures;

(vii) install new window shades throughout;

(viii) disconnect washer and dryer hook ups, install sheetrock and paint;

(ix) all systems, including HVAC and lighting, shall be in working order;

(x) HVAC diffusers will be cleaned; and

(xi) professionally cleaned prior to delivery.

15. Additional Space - Tenant's Proportionate Share. Commencing with the delivery of the Additional Space to Tenant, the parties acknowledge that Tenant's Proportionate Share of Additional Rent for the Leased Premises and the Additional Space (the "Total Premises") shall be eleven and two tenths (11.2%) percent.

The Base Year for the Operating Expenses for the Total Premises shall be calendar year 2014.

16. Security Deposit and First Months Rent. Upon execution of this Lease Expansion, Tenant shall deliver to Landlord checks in the amount of:

   (i) $6,862.00 which represents a security deposit for the Additional Space so that the security deposit for the Total Premises will be $36,862.

   (ii) $3,431.00 representing the base rental payment for the first full month for the Additional Space, for which the Tenant is liable, which payment will be for the first day of the third full month of the term.

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17. Right to First Offer. Tenant shall have the right to receive the first offer to lease Suite G-40 in accordance with ¶r of Amended Exhibit "A".

18. Miscellaneous.

A. Tenant shall be entitled, on an unallocated and undesignated basis, to the use of seven (7) parking spaces in conjunction with the use of the Additional Space.

B. Tenant shall have the right under the same terms and conditions with regard to sub-leasing the Additional Space as such right is given to Tenant in the Lease.

C. The covenants, conditions and agreements contained in the Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns, except as otherwise provided therein.

D. Tenant expressly understood and agreed that all terms and conditions of the Lease, except where specified differently in this Lease Expansion, are applicable to the Additional Space and will remain unchanged and in full force and effect with regard thereto. Tenant acknowledges that such terms and conditions are acceptable and it will adhere to the same except where a specific modification thereto is made in this First Extension and Expansion to Lease regarding Suite G-35.

E. Tenant acknowledges that the electric and gas service to the Total Premises are separately metered and, as Tenant provides its own janitorial services, it is liable for the charges resulting from such usage and services.

F. The parties hereby acknowledge each to the other that no broker has been involved in this transaction other than Paul Goldman of Mercer Oak Realty LLC and Cushman & Wakefield of NJ and any compensation due to those brokers shall be paid by Landlord pursuant to separate agreement.

G. Exhibit “A” of the Lease is hereby modified, where applicable, by the Amended Exhibit “A” attached hereto and made a part hereof and in the event there is a conflict between this First Extension and Expansion to Lease and the terms of the Lease and/or the Exhibit “A” attached thereto, the terms of this First Extension and Expansion to Lease shall be controlling.

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IN WITNESS WHEREOF, the parties hereto have respectfully signed and sealed this First Extension and Expansion to Lease as of the day and year first above written.

CPP II LLC, as Landlord

By	/s/ Deborah Tsabari
Deborah Tsabari, Manager

SOLIGENIX, INC., as Tenant as Tenant

By	/s/ Christopher J. Schaber
Christopher J. Schaber
President and CEO

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AMENDED EXHIBIT "A" TO
LEASE DATED FEBRUARY 7, 2012
29 Emmons Drive
LEASE TERMS

The Property is identified as 29 Emmons Drive, West Windsor Township, Mercer County, New Jersey, and further identified on the official tax map of West Windsor Township as Lot 5, Block 7.03:

a.	Total Premises: Suite C-10 containing approximately 5,250 rentable square feet and G-35 containing approximately 1,825 rentable square feet.

b.	Term (Article I): The term shall be amended so that the Commencement Date for the Additional Space shall be the date upon which the Additional Space is delivered to Tenant. The termination date for the Leased Premises shall be May 31, 2018, while the termination date for the Additional Space shall be the last day of the full thirty-eighth (38th) month following the Commencement Date.

c.	Commencement Date for the Extension Period of the Leased Premises shall be April 1, 2015.

Commencement Date: Commencement Date for the term of the Expansion Period shall be the date of delivery of the Additional Space to Tenant.

Commencement Date: Commencement Date for the option period, if exercised by Tenant, shall be June 1, 2018.

d.	Rent Commencement Date: Rent Commencement Date for the Additional Space shall be the date of delivery of the Additional Space to Tenant.

e.	Base Rent for Leased Premises (existing space Suite C-10):

(i)	Tenant's Base Rent shall continue at its current rate of $8,312.50 per month through March 31, 2015;

(ii)	Commencing with the Extension Period April 1, 2015

Months 1 and 2: April and May, 2015, rent free (Base and Additional Rent)

			Per Annum	Per Month
Months 3 - 38:	$20.25	/SF	$106,312.50	$8,859.38

f.	Base Rent for Additional Space (Suite G-35):

Months 1 and 2: Rent free (Base and Additional Rent)

			Per Annum	Per Month
Months 3 - 14:	$22.56	/SF	$41,172.00	$3,431.00
Months 15 - 26:	$23.12	/SF	$42,194.00	$3,516.16
Months 27 - 38:	$23.68	/SF	$43,216.00	$3,601.33

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g.	Rent During Option Period: In the event Tenant exercises its option to extend the Lease for the Total Premises, which option shall commence on June 1, 2018, Tenant shall pay as Base Rent on the 7,075 square feet comprising the Total Premises, the then fair market rental value being charged within the Princeton Commerce Center office park.

Months 39 - 75: For Total Premises to be determined as hereinabove.

h.	Estimated Monthly Tenant Utility Cost (Section 3.05): N/A as utilities are directly metered to Tenant. Tenant shall pay all utility costs directly to the entity supplying the service.

i.	Cost of Living Index: N/A

j.	Tenant's Proportionate Share for Total Premises: 11.2%

k.	Security Deposit: Upon execution of this Lease Expansion, Tenant shall place with Landlord an additional cash deposit of $6,862.00 with regard to Suite G-35 so that Tenant's security posted for the Total Premises shall be $36,862.00 (the "Security Deposit").

l.	The Base Year for the Total Premises (both C-10 and G-35): 2014

m.	Landlord Contribution for Suite G-35:

(i) install new carpeting as selected by Tenant from samples provided by Landlord as building standard carpet;

(ii) paint throughout in a neutral color to be designated by Tenant;

(iii) install new VCT tile in the vestibule;

(iv) install new ceiling tiles throughout;

(v) remove metal bars existing in the individual offices;

(vi) install new flat acrylic lenses on the light fixtures;

(vii) install new window shades throughout;

(viii) disconnect washer and dryer hook ups, install sheetrock and paint;

(ix) all systems, including HVAC and lighting, shall be in working order;

(x) HVAC diffusers will be cleaned; and

(xi) Professionally cleaned prior to delivery.

n.	Permitted Use (Section 6.01): General and Administrative Office

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o.	Landlord's Notice Address:

CPP II LLC

c/o Oestreicher Properties Inc.

160 Water Street

New York, New York 10038

p.	Tenant's Notice Address:

Soligenix, Inc.

29 Emmons Drive,

Suite C-10

Princeton, NJ 08540

q.	Parking Spaces (Section 20.18): Not to exceed seven (7) unassigned and unallocated parking spaces in conjunction with the use of Suite G-35 for cars.

r	Tenant shall have the right to receive the first offer to rent Suite

G-40, consisting of 1,125 rentable square feet, which is continguous to the Additional Space, if, as and when that suite becomes available, subject to the following terms and conditions:

(i) Upon Tenant being notified in writing that Suite G-40 is available for rent by Tenant, Tenant shall notify Landlord in writing within ten (10) days of receipt of such notice, of its desire to undertake a rental of said suite;

(ii) If Tenant fails to provide written notice as set forth above in (i), within ten (10) days of receipt of Landlord's notice of the availability of Suite G-40, such non-response shall be deemed a refusal to proceed with a lease thereof and Tenant shall lose all further right to rent said suite.

s.	Broker (Section 20.01): Paul Goldman representing Mercer Oak Realty, LLC and Cushman & Wakefield of NJ.

Ini.	Ini.
CP

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